CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Mark D. Roberson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of PokerTek, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2009
/s/ Mark D. Roberson
Mark D. Roberson
Chief Financial Officer